Exhibit 99.1

FOR IMMEDIATE RELEASE

July 3, 2018

CenterState Bank Corporation

To announce Second Quarter 2018 Earnings

Results on July 24, 2018

WINTER HAVEN, FL. – July 3, 2018 - CenterState Bank Corporation (NASDAQ: CSFL) announced today that it will release second quarter earnings results on Tuesday, July 24, 2018, after the market closes.  Upon release, investors may access a copy of CenterState’s earnings results at the Company’s website at www.centerstatebanks.com and selecting “Second Quarter 2018 Earnings Results” under the heading “News Releases.”

CenterState will host a conference call on Wednesday, July 25, 2018 at 2:00 p.m. (Eastern Time) to discuss the Company’s second quarter 2018 results.  Investors may call in (toll free) by dialing (866) 393-0571 (passcode 6499676; host: Jennifer Idell, CFO).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at CenterState’s website at www.centerstatebanks.com.

An audio replay of the presentation will be available by the evening of July 25, 2018 at CenterState’s website located in the subsection “Presentations” under the heading “News and Market Data.”

CenterState operates as one of the largest community bank franchises headquartered in the state of Florida.  Both the Company and its nationally chartered bank subsidiary are based in Winter Haven, Florida, between Orlando and Tampa.  With over $10 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida branch network and customer relationships in neighboring states.  The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.